Exhibit 10.5

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated effective as of _______, 2019 (this “Agreement”) by and among Moving Image Technologies, LLC, a Delaware limited liability company (“MiT”), the members of MiT set forth on Schedule 1 hereto (the “Members”), and NLM Holding Co., Inc., a Delaware corporation (“NLM”).

WHEREAS, (i) the Members and MiT believe it is in the best interests of MiT to exchange 100% of the membership interests of MiT (the “Membership Interests”) for newly-issued shares of common stock, $0.001 par value per share, of NLM (“Common Stock”), which, at the time of issuance will represent approximately 88% of the issued and outstanding shares of the Common Stock of NLM on a fully-diluted basis and (ii) NLM believes it is in its best interest and the best interest of its stockholders to acquire the Membership Interests in exchange for such shares of NLM Common Stock, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and

WHEREAS, NLM has called a special meeting of its stockholders to be held on March 28, 2019 (the “Special Meeting”) whereby its stockholders will vote (1) to amend its Amended Certificate of Incorporation to (i) effect a reverse stock split (the “Reverse Split”) of its issued and outstanding Common Stock by a ratio of not less than one-for-one hundred and not more than one-for-two hundred at any time prior to December 31, 2019, with the exact ratio to be set at a whole number within this range, as determined by NLM’s board of directors (the “NLM Board”) in its sole discretion and (ii) change the name of that company to “Moving Image Technologies, Inc.” (the “Name Change”); and (2) to approve a spin-off transaction whereby all of the assets (excluding cash) and liabilities (excluding those incurred in connection with the transaction with MiT described herein) of NLM have been acquired by SDJ Technologies, Inc., NLM’s wholly-owned subsidiary (“SDJ”) and whereby holders of record of NLM’s common stock immediately prior to the closing of the IPO Transaction, as defined below, will receive a pro rata distribution of one share of SDJ’s common stock for each share of NLM common stock (the “Spin-Off”);

WHEREAS, it is a condition to the Share Exchange that all matters brought to a vote at the Special Meeting be approved by the NLM stockholders and that all matters referenced therein have been effected by NLM prior to or concurrently with the Share Exchange;

WHEREAS, it is a further condition to the Share Exchange that a firm commitment initial public offering of NLM be effected further to an offering statement (the “Offering Statement”) to be filed by NLM with the Securities and Exchange Commission (the “IPO Transaction”);

WHEREAS, it is the intention of the parties that this Share Exchange shall qualify as a tax-free reorganization under Section 354 of the Internal Revenue Code of 1986, as amended (the “Code”).

WHEREAS, it is the intention of the parties that this Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”); and,

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF MEMBERSHIP INTERESTS FOR SHARES OF NLM COMMON STOCK

Section 1.1  Agreement to Exchange Membership Interests for shares of NLM Common Stock. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Members shall assign, transfer, convey, and deliver the Membership Interests to NLM.  In consideration and exchange for the Membership Interests, NLM shall issue, and deliver shares of NLM Common Stock to the Members. As of the date hereof, it is the intention of the parties that there be outstanding on a fully-diluted, post-Share Exchange basis, 5,000,000 shares of NLM Common Stock and that the Members would own an aggregate of 4,400,000 shares and stockholders and warrantholders of NLM would own 600,000 shares on a fully-diluted basis (585,627 shares of Common Stock and warrants to acquire 14,373 shares of Common Stock); based on 97,110,482 shares of NLM outstanding pre-Share Exchange on a fully-diluted basis (94,784,166 shares of Common Stock and warrants to acquire 2,326,316 shares of Common Stock), this would require and result in a Reverse Split at a ratio of 1-for-161.8508. The parties acknowledge that market conditions may dictate a Reverse Split ratio different than this (but in no event would any change result in any ownership percentage other than 88% of the shares of NLM Common Stock post-Share Exchange fully-diluted being owned by the Members and 12% of the shares of NLM Common Stock post-Share Exchange fully-diluted being owned by the existing stockholders of NLM – the number of shares set forth opposite each Member’s name on Schedule A hereto assumes a Reverse Split ratio of 1-for-161.8508 to occur prior to the Share Exchange with the proviso that the actual number of shares of NLM Common Stock issued to the Members to be predicate on the ultimate Reverse Split ratio.

Section 1.2  Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures on the day the conditions to closing set forth in Articles VI and VII herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”).

Section 1.3  Name Change, Reverse Split and Spin-Off. Prior to the Closing Date, NLM shall effect the Name Change, the Reverse Split and the Spin-Off..

Section 1.4  Directors of NLM at Closing Date. On the Closing Date, David H. Clarke, the current director of NLM, shall resign from the NLM Board and the appointment of Glenn Sherman, PhD, Phil Rafnson, Katherine D. Crothall, Ph.D., John C. Stiska, John P. Wilmers and Scott Anderson to the NLM Board shall become effective.

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Section 1.5  Officers of NLM at Closing Date. On the Closing Date, each of David H. Clarke and David Olert shall resign from each officer position held at NLM and immediately thereafter, the following persons shall be appointed as officers of NLM with the following titles:

Glenn Sherman, PhD	President and Chief Executive Officer
Phil Rafnson	Chairman of the Board
Joe Delgado	Executive Vice President, Sales and Marketing
Bevan Wright	Executive Vice President, Operations
Michael Sherman	Interim Chief Financial Officer

Section 1.6 Omnibus Incentive Stock Plan. On the Closing Date, the MiT 2019 Omnibus Incentive Stock Plan attached hereto as Schedule B shall be adopted by and become the Incentive Stock Plan of NLM.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF NLM

NLM represents and warrants to MiT and the Members as follows:

Section 2.1  Corporate Organization. NLM is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of NLM. “Material Adverse Effect” means, when used with respect to NLM, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of NLM, or materially impair the ability of NLM to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

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Section 2.2  Capitalization of NLM.

i            The authorized capital stock of NLM consists of one hundred million (100,000,000) shares of Common Stock, par value $0.001, and ten million (10,000,000) shares of Preferred Stock. As of the date hereof, there are 94,784,166 shares of Common Stock and no shares of Preferred Stock issued and outstanding, and outstanding warrants to purchase 2,326,316 shares of Common Stock. As stated above, as of the date hereof, it is the intention of the parties that there be outstanding on a fully-diluted, post-Share Exchange basis 5,000,000 shares of NLM Common Stock and that the Members would own an aggregate of 4,400,000 shares of NLM Common Stock and stockholders and warrantholders of NLM would own 600,000 shares of NLM Common Stock on a fully-diluted basis (585,627 shares of Common Stock and warrants to acquire 14,373 shares of Common Stock); based on 97,110,482 shares of NLM Common Stock outstanding pre-Share Exchange on a fully-diluted basis (94,784,166 shares of Common Stock and warrants to acquire 2,326,316 shares of Common Stock), this would require and result in a Reverse Split at a ratio of 1-for-161.8508. The parties acknowledge that market conditions may dictate a Reverse Split ratio different than this (but in no event would any change result in any ownership percentage other than 88% of the shares of NLM Common Stock post-Share Exchange fully-diluted being owned by the Members and 12% of the shares of NLM Common Stock post-Share Exchange fully-diluted being owned by the existing stockholders of NLM.

ii           All of the issued and outstanding shares of Common Stock of NLM immediately prior to this Share Exchange are, and all shares of Common Stock of NLM when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Section 2.2(i) and with respect to securities to be issued to the Members pursuant to the terms hereof, as of the date of this Agreement there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of NLM’s capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to NLM or any Common Stock, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of NLM’s capital stock. There are no registration or anti-dilution rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which NLM is a party or by which it is bound with respect to any equity security of any class of NLM. NLM is not a party to, and it has no knowledge of, any agreement restricting the transfer of any shares of the capital stock of NLM.  The issuance of all of the shares of NLM described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of NLM has any right to rescind or bring any other claim against NLM for failure to comply with the Securities Act, or state securities laws.

iii          There are no outstanding contractual obligations (contingent or otherwise) of NLM to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, NLM or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

Section 2.3 Subsidiaries and Equity Investments. As of the Closing Date, NLM will not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity.

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Section 2.4 Authorization, Validity and Enforceability of Agreements. NLM has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by NLM and the consummation by NLM of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of NLM, and no other corporate proceedings on the part of NLM are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of NLM and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally. NLM does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws.

Section 2.5  No Conflict or Violation. Neither the execution and delivery of this Agreement by NLM, nor the consummation by NLM of the transactions contemplated hereby will: (i) contravene, conflict with, or violate any provision of the NLM Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which NLM is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which NLM is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of NLM’s assets.

Section 2.6  Agreements. As of the Closing Date, NLM will not be a party to or bound by any contracts, except this Agreement.

Section 2.7  No Debt Obligations. As of the Closing Date, NLM will have no debt, obligations or liabilities of any kind whatsoever other than with respect to the transactions contemplated hereby. NLM is not a guarantor of any indebtedness of any other person, entity or corporation.

Section 2.8  No Assets or Real Property. As of the Closing Date, except for cash, NLM will not have any assets of any kind.  NLM does not own or lease any real property.

Section 2.9  Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of NLM, currently threatened against NLM or any of its affiliates, that may affect the validity of this Agreement or the right of NLM to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of NLM, currently threatened against NLM or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against NLM or any of its affiliates.

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Section 2.10  No Broker Fees. No brokers, finders or financial advisory fees or commissions will be payable by NLM or any of its affiliates with respect to the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MIT

MiT represents and warrants to NLM as follows:

Section 3.1  Organization.  MiT is a limited liability company duly organized, validly existing, and in good standing under the laws of Delaware and has the power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of MiT.

Section 3.2  Membership Interests.

i.           The number of outstanding Membership Interests is 9,900. The Membership Interests to be transferred hereunder represent 100% of the outstanding Membership Interests of MiT. All of the issued and outstanding Membership Interests are duly authorized, validly issued, fully paid and non-assessable.

ii.          Except with respect to the 2019 MiT Omnibus Incentive Stock Plan which will be adopted by NLM further to the Share Exchange and which is attached hereto as Schedule B and any planned issuance of stock options further to such Plan as may be disclosed in the Offering Statement, there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any securities of MiT, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to MiT or the Membership Interests, or any voting trusts, proxies or other agreements, understandings or restrictions. There are no registration or anti-dilution rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which MiT is a party or by which it is bound with respect to any equity security of any class of MiT.

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Section 3.3 Authorization, Validity and Enforceability of Agreements. MiT has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by MiT and the consummation by MiT of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of MiT, and no other corporate proceedings on the part of MiT are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of MiT and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally. MiT does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement.

Section 3.4  No Conflict or Violation. Neither the execution and delivery of this Agreement by MiT, nor the consummation by MiT of the transactions contemplated hereby will: (i) contravene, conflict with, or violate any provision of MiT’s Certificate of Organization or Operating Agreement; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which MiT is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which MiT is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of MiT’s assets.

Section 3.5  Litigation. There is no Action pending or, to the knowledge of MiT, currently threatened against MiT or any of its affiliates, that may affect the validity of this Agreement or the right of MiT to enter into this Agreement or to consummate the transactions contemplated hereby or thereby.

 Section 3.6  No Broker Fees. No brokers, finders or financial advisory fees or commissions will be payable by MiT or any of its affiliates with respect to the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MEMBERS

Each Member, severally but not jointly, represents and warrants to NLM as follows:

Section 4.1 Authority. Each Member has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, and to perform the Members’ obligations under this Agreement. This Agreement has been duly and validly authorized and approved, executed and delivered by each Member. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than the Members, this Agreement is duly authorized, executed and delivered by the Members and constitutes the legal, valid and binding obligation of each Member, enforceable against the each Member in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

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Section 4.2  No Conflict. Neither the execution or delivery by any of the Members of this Agreement to which any of the Members is a party nor the consummation or performance by any of the Member of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of any Member (if such Member is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Member is a party or by which the properties or assets of such Member are bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which such Member, or any of the properties or assets of such Member, may be subject.

Section 4.3  Litigation. There is no pending Action against any Member that involves the Membership Interests or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of MiT and, to the knowledge of each Member, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4  Acknowledgment. Each Member understands and agrees that the shares of NLM Common Stock to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state and that the issuance of such shares is being effected in reliance upon an exemption from registration afforded under Regulation D promulgated under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering

Section 4.5  Stock Legends. Each Member hereby agrees with NLM as follows:

i            Securities Act Legend. The certificates evidencing the share of NLM Common Stock issued to such Member will bear the following or a similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

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ii           Opinion. No Member shall transfer any or all of the shares of NLM Common Stock received hereunder pursuant to Rule 144, under the Securities Act, or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the shares of NLM Common Stock received hereunder, without first providing NLM with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the NLM) to the effect that such transfer will be made in compliance with Rule 144, under the Securities Act, or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws.

Section 4.6  Ownership of Membership Interests. Each Member is both the record and beneficial owner of the Membership Interests such Member is transferring hereunder. Each Member has and shall transfer at the Closing, good and marketable title to the Membership Interests such Member is transferring hereunder, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF THE PARTIES

The obligations of the parties to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by unanimous agreement of the parties:

Section 5.1  NLM Stockholder Vote. All matters brought to a vote at the Special Meeting shall have been approved by the NLM stockholders.

Section 5.2  IPO Transaction. The Offering Statement shall have been qualified by the SEC and the underwriters and MiT have agreed to cause the initial public offering of NLM to become effective.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF MIT AND THE MEMBER

The obligations of MiT and the Members to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by MiT and the Members at their sole discretion:

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Section 6.1  Representations and Warranties of NLM. All representations and warranties made by NLM in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 6.2  Agreements and Covenants. NLM shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 6.3  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 6.4  No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of NLM shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5 Name Change and Spin-Off. Each of the Name Change and Spin-Off shall have been effected by NLM.

Section 6.6  Reverse Stock Split.   NLM shall have effected the Reverse Split such that there shall be no more than 600,000 shares of NLM Common Stock outstanding on a fully-diluted basis immediately prior to the Closing. Evidence of the Reverse Split shall be delivered to MiT. As noted above, as of the date hereof, it is the intention of the parties that there be outstanding on a fully-diluted, post-Share Exchange basis 5,000,000 shares of NLM Common Stock and that the Members would own an aggregate of 4,400,000 shares and stockholders and warrantholders of NLM would own 600,000 on a fully-diluted basis (585,627 shares of Common Stock and warrants to acquire 14,373 shares of Common Stock); based on 97,110,482 shares of NLM Common Stock outstanding pre-Share Exchange on a fully-diluted basis (94,784,166 shares of Common Stock and warrants to acquire 2,326,316 shares of Common Stock), this would require and result in a Reverse Split at a ratio of 1-for-161.8508. The parties acknowledge that market conditions may dictate a Reverse Split ratio different than this (but in no event would any change result in any ownership percentage other than 88% of the shares of NLM Common Stock post-Share Exchange fully-diluted being owned by the Members and 12% of the shares of NLM Common Stock post-Share Exchange fully-diluted being owned by the existing stockholders of NLM.

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Section 6.7 Other Closing Documents. MiT shall have received such certificates, instruments and documents in confirmation of the representations and warranties of NLM, NLM’s performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as MiT may reasonably request.

Section 6.8  Documents. NLM must have caused the following documents to be delivered to MiT:

A. share certificates evidencing the share of NLM Common Stock registered in the name of the Members in the name and amounts set forth on Schedule A (subject to the aforementioned proviso regarding the ultimate Reverse Split ratio);

B. a Certificate of Good Standing of NLM, dated as of a date not more than five business days prior to the Closing Date;

C. the resignation of David H. Clarke and David Olert as sole officers of NLM as of the Closing Date;

D. the resignation of David H. Clarke as sole director of NLM on the Closing Date;

E. corporate resolutions effecting the transactions referenced in Sections 1.3;

F. evidence of the Name Change and Spin-Off referenced in Section 6.5;

G. evidence of the Reverse Split referenced in Section 6.6; and

F. such other documents as MiT may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of NLM, (ii) evidencing the performance of, or compliance by NLM with any covenant or obligation required to be performed or complied with by NLM, (iii) evidencing the satisfaction of any condition referred to in this Article VI, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 6.9  No Material Adverse Effect.  There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to NLM.

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ARTICLE VII

CONDITIONS TO OBLIGATIONS OF NLM

The obligations of NLM to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by NLM in its sole discretion:

Section 7.1  Representations and Warranties of MiT and the Members. All representations and warranties made by MiT and the Members on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date except insofar as the representation and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 7.2  Agreements and Covenants. MiT and the Members shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 7.4  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 7.5  No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of MiT shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 7.6  Other Closing Documents. NLM shall have received such certificates, instruments and documents in confirmation of the representations and warranties of MiT and the Members, the performance of MiT and each Member’s respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as NLM may reasonably request.

Section 7.7  Documents. MiT and the Members must deliver to NLM at the Closing:

i.           documentation evidencing the number of Membership Interests outstanding, along with such other documents evidencing the transfer of all of such Membership Interests to NLM; and

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ii.          such other documents as NLM may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of the MiT and the Members, (ii) evidencing the performance of, or compliance by MiT and the Members with, any covenant or obligation required to be performed or complied with by MiT and the Members, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Article VII, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 7.8  No Claim Regarding Ownership or Consideration. There must not have been made or threatened by any Person, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Membership Interests, or any other ownership interest in MiT, or (b) is entitled to all or any portion of the shares of NLM Common Stock issued hereunder.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1  Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 8.2  Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 8.3  Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 8.4  Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested)or facsimile to the parties at the following addresses:

If to MiT or any Member, to:

Moving Image Technologies LLC

17760 Newhope Avenue

Fountain Valley, CA 92708

Attn: Glenn Sherman, PhD.

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With a copy to (which copy shall not constitute notice):

Manatt, Phelps & Phillips, LLP

695 Town Center Drive, 14th Floor

Costa Mesa, CA 92646

Attn: Thomas J. Poletti, Esq.

If to NLM, to:

NLM Holding Co., Inc.

2655 First Street, Suite 250

Simi Valley, CA 93065

Attn: David H. Clarke, Chief Executive Officer

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 8.4 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 8.4.

Section 8.5  Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 8.6  Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 8.7  Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.8  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

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Section 8.9  Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of California, County of Orange and/or the United States District Court for Southern California, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8.4.

Section 8.10  Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.11  Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

Section 8.12  Amendments and Waivers. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NLM HOLDING CO., INC.

Name: David H. Clarke
Title: Chief Executive Officer

MOVING IMAGE TECHNOLOGIES, LLC

Name: Glenn Sherman, PhD.
Title: Managing Member

MEMBERS

Sound Management Investors, LLC

By:

Philip Rafnson, Manager

Jose Delgado

Bevan Wright

David Richards

Jerry Van De Rydt

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Glenn Sherman

Tom Lipiec

Frank Tees

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SCHEDULE A

MiT Members

Name	Address	SSN/ Tax-ID	MiT Membership Interests held	NLM Common Shares To Be Newly Issued*
Sound Management Investors, LLC			4,627	2,056,444
Bevan Wright			1,344	597,333
Jose Delgado			1,164	517,333
David Richards			736	327,111
Jerry Van De Rydt			643	285,778
Glenn Sherman			618	274,667
Tom Lipiec			418	185,778
Frank Tees			350	155,556
		TOTALS	9,900	4,400,000

*As noted herein, as of the date hereof, it is the intention of the parties that there be outstanding on a fully-diluted, post-Share Exchange basis 5,000,000 shares of NLM Common Stock and that the Members would own an aggregate of 4,400,000 shares and stockholders and warrantholders of NLM would own 600,000 on a fully-diluted basis (585,627 shares of Common Stock and warrants to acquire 14,373 shares of Common Stock); based on 97,110,482 shares of NLM outstanding pre-Share Exchange on a fully-diluted basis (94,784,166 shares of Common Stock and warrants to acquire 2,326,316 shares of Common Stock), this would require and result in a Reverse Split at a ratio of 1-for-161.8508. The parties acknowledge that market conditions may dictate a Reverse Split ratio different than this (but in no event would any change result in any ownership percentage other than 88% of the shares of NLM Common Stock post-Share Exchange fully-diluted being owned by the Members and 12% of the shares of NLM post-Share Exchange fully-diluted being owned by the existing stockholders of NLM.